                                                                          ITEM 4

                                                                   EXHIBIT 10.24

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                             DATED 8 JANUARY  1996


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                           SYNON DEUTSCHLAND GmbH (1)

                                    - and -

                            CGI INFORMATIK GmbH (2)



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                                 NON EXCLUSIVE

                    INTERNATIONAL DISTRIBUTORSHIP AGREEMENT



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
INDEX

1.       DEFINITIONS AND INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
2.       APPOINTMENT OF DISTRIBUTOR: RELATIONSHIP BETWEEN THE PARTIES . . . . . . . . . . . . . . . . . . . . . . . .  4
3.       UNDERTAKINGS OF SYNON  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
4.       UNDERTAKINGS OF THE DISTRIBUTOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
5.       PRODUCT ORDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
6.       PRODUCT LICENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
7.       PRICE, PAYMENT AND REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
8.       TRADE SECRETS AND PROPRIETARY INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
9.       USE OF TRADE NAMES AND TRADEMARKS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
10.      TERM AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
11.      INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
12.      FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
13.      GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

APPENDIX A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Part I - The Products . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Part II - Price Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

APPENDIX B  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
The Territory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

APPENDIX C  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Sales Quota . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

APPENDIX D  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Form of Current Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

APPENDIX E  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
The Maintenance Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

APPENDIX F  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Form of License and Maintenance Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

         THIS DISTRIBUTION AGREEMENT is made the 8th January 1996 BETWEEN:

(1) SYNON DEUTSCHLAND GmbH a company registered with the Amtsgericht Darnstadt as number 6265 with a place of business in Germany at Im Leuschbnerpark 3, 64347 Griesheim ("Synon"); and

(2) CGI INFORMATIK GmbH a company organised and existing under the laws of Germany having its principal place of business located at Hardt9-11, 40764 Langenfeld ("the Distributor")

RECITALS:

(A) Synon develops, markets, installs, licenses and supports certain proprietary computer software products (consisting of programs and related documentation).

(B) The Distributor markets and supports computer Software products in the Territory (as defined herein) and is knowledgeable of the market for the Products (as defined herein) in the Territory.

(C) Synon and the Distributor desire to enter into this Agreement authorising the Distributor to promote, market and support the Products to End Users (as defined herein) in the Territory upon the terms and provisions stated herein.

The parties intending to be legally bound, HEREBY AGREE as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Agreement except where there is a specific provision to the contrary or where the context otherwise requires, each of the expressions set out below shall bear the meaning ascribed to it below:

"Affiliate"                       -        in relation to either party means
                                           any person, company, partnership or
                                           other entity controlled by,
                                           controlling, or under common control
                                           with that party

"Change of Control"               -        of the Distributor shall be deemed
                                           to have occurred if any third party
                                           acquires de facto control of, or
                                           more than 50% of, the voting shares
                                           then issued of the Distributor

"Confidential Information         -        any information developed, owned or
                                           controlled by Synon which Synon
                                           treats or maintains as confidential,
                                           proprietary, restricted or disclosed
                                           generally (including without
                                           prejudice to the generality of the
                                           foregoing information and knowledge
                                           that pertains to the Products).
                                           Confidential Information, however,
                                           shall not include: (i) information
                                           in the public domain at the time of
                                           disclosure, (ii) information
                                           published after disclosure (unless
                                           such publication is breach of this
                                           Agreement), (iii) information shown
                                           to have already been in the
                                           Distributor's possession prior to
                                           disclosure by Synon, and (iv)
                                           information disclosed by a third
                                           party, as a matter of right, without
                                           restrictions on disclosure and use

"Documentation"                   -        information recorded or otherwise
                                           stored in any type of media, in
                                           whatever form or notation, which
                                           documents the design or details of
                                           software, explains the capabilities
                                           of it, provides operating
                                           instructions, problem descriptions,
                                           and similar material that aids in
                                           understanding, completion, or
                                           application of it, provides general
                                           or special education or instructions
                                           with respect to it, or documents
                                           different or various configurations
                                           of it

"End User"                        -        a person or entity which has
                                           indicated to the Distributor an
                                           interest in licensing one or more of
                                           the Products within the Territory

"Licensee"                        -        any End User which is grated a
                                           sub-license by the Distributor to use
                                           one or more of the Products

"Licence Agreement or
Maintenance Agreement"            -        a sub-licence agreement between the
                                           Distributor and each licensee or any
                                           maintenance agreement between the
                                           distributor and the user of any
                                           product within the territory both in
                                           a form attached to this Agreement as
                                           Appendix F (as revised or amended
                                           from time to time by the parties in
                                           accordance with sub-Clauses 6.1 and
                                           6.2 of this Agreement respectively)

"Products"                        -        authorised copies of those computer
                                           software programs listed in Appendix
                                           A (as revised or amended from time
                                           to time by the parties in accordance
                                           with sub-Clause 5.6) as such
                                           products are varied from time to
                                           time by Synon, and related
                                           Documentation (as defined above)

"Territory"                       -        the country or countries or
                                           geographic areas stated in Appendix B
                                           to this Agreement

"Trademarks"                      -        the name "SYNON" and any trademark,
                                           service mark or other commercial
                                           designation, whether or not
                                           registered, used to represent or
                                           describe the products or services of
                                           Synon, including the Products, and
                                           shall include those trade names,
                                           trademarks, service marks, trademark
                                           or service mark registrations, and
                                           pending applications for such
                                           registrations, registered or filed
                                           in any part of the world which are
                                           or may hereafter be owned by Synon

1.2 Additional terms are defined elsewhere in this Agreement and shall have the respective meanings so ascribed thereto throughout this Agreement.

1.3 In this Agreement except where there is a specific provision to the contrary or where the context otherwise requires any reference to:

         (a) a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing

         (b) a Clause, sub-Clause or Schedule or Appendix shall be construed as a Clause or sub-Clause of or a Schedule or Appendix to this Agreement and the Schedule and Appendices form a part of and are deemed incorporated into this Agreement.

1.4      Clause headings are for ease of reference only.

2.       APPOINTMENT OF DISTRIBUTOR: RELATIONSHIP BETWEEN THE PARTIES

2.1      GRANT OF DISTRIBUTION RIGHTS

         (a) Synon hereby grants to the Distributor the non-exclusive right to purchase (by way of licence) Products from Synon for sub-licensing to End Users in the Territory, and the Distributor agrees to so purchase the Products exclusively from Synon and to support the Products, for the term set out in Clause 10 and subject to and in accordance with the provisions of this Agreement.

         (b) The Distributor may appoint sales agents for the purpose of obtaining orders of the Products on behalf of the Distributor after receiving Synon's prior written consent thereto in accordance with sub-Clause 13.1 hereof.

         (c) The Distributor shall promptly inform Synon in writing, of changes in its underlying ownership and structure at every level and in particular of any proposed Change of Control.

2.2      EQUIVALENT PRODUCTS
         The Distributor warrants that neither it nor any of its Affiliates produces goods that are identical or equivalent to the Products. The Distributor agrees that should it or any of its Affiliates undertake such production during the term of this Agreement or any renewal thereof, either through a start up venture or as a result of an acquisition or merger anywhere in the world, the Distributor shall promptly notify Synon of such undertaking and Synon shall have the right to immediately terminate this Agreement upon giving written notice to the Distributor.

2.3      PARALLEL IMPORTS
         The parties hereby acknowledge that nothing contained herein shall oblige Synon to take any actions to impede parallel imports of the Products into the Territory. Neither party shall make it difficult for wholesalers or other customers in the Territory to obtain the Products from other suppliers within the European Community (the "EC") or, insofar as no alternative source of supply is available from within the EC, from outside the EC.

2.4      RELATIONSHIP BETWEEN THE PARTIES
         The relationship between Synon and the Distributor under this Agreement is that of licensor and licensee. Neither the Distributor nor its officers, employees or agents are or will be deemed to be the agents or representatives, legal or otherwise of Synon for any purpose whatsoever. Neither the Distributor nor its officers, employees or agents, are granted by this Agreement, or otherwise, any express or implied right or authority (neither shall the Distributor nor its officers, employees or agents take any action which would have the effect of creating the appearance of such authority) to assume or create any obligation or responsibility on behalf of or in the name of Synon or to bind Synon in any manner whatsoever. The Distributor, its officers, employees and agents shall not act or purport to act as agents or representatives of Synon when (a) endeavouring to make sales of Products under the terms of this Agreement, (b) supporting Products, (c) executing Licence Agreements with customers (d) dealing with employees or third parties
         (e) executing Maintenance Agreements or (f) undertaking any other activity, related or unrelated to this Agreement. The Distributor agrees to adopt such descriptive titles in the Territory as are acceptable to Synon to convey to the public the limited rights conferred upon the Distributor by this Agreement.

2.5      CAPACITY
         The Distributor warrants that it is legally qualified and authorised in the Territory to market, license and support the Products as contemplated by this Agreement.

3.       UNDERTAKINGS OF SYNON

3.1      DUTIES OF SYNON
         Synon agrees to provide to the Distributor, from Synon's executive offices the following materials and technical support services, which shall be provided in the English Language (unless the parties agree to different language) and in accordance with Synon's standard operating procedures

         (a) the number of Products ordered by the Distributor pursuant to this Agreement;

         (b) a sufficient number of Product fixes, Product enhancements and Product releases authorised for distribution to Licensees as required by Licence Agreements, or customers as required by Maintenance Agreements, entered into with respect to the Territory or one copy thereof for copying by the Distributor solely for distribution to Licensees and customers in accordance with the terms of Licence Agreements and Maintenance Agreements, as aforesaid;

         (c) copies of all relevant promotional materials that Synon develops from time to time to assist the Distributor in promoting the Products in the Territory;

         (d) the training of the Distributor's employees who will be responsible for training the Distributor's sales and technical support personnel; and

         (e) reasonable "second level" technical consultation and advice to the Distributor's technical employees concerning the installation and operation of the Products, including, but not limited to, identification and resolution of Product "bugs".

3.2      STANDARD OF PERFORMANCE
         Synon agrees to use its reasonable endeavours to provide the Distributor with the materials and technical support services described in sub-Clause 3.1.

3.3      PRODUCT WARRANTY AND LIABILITY

         (a) Synon warrants to the Distributor that, at the time of delivery to the Distributor and for ninety days thereafter, each Product, Product fix, Product enhancement and new Product release shall be free from defects in workmanship and materials and shall perform substantially in accordance with applicable product specifications. The Distributor's remedy with respect to any breach of this Product warranty shall be limited to the prompt repair or replacement of such item at Synon's expense. The repair or replacement of any such Product is conditional on the Distributor giving prompt notice to Synon of any such fault, together with full information and fully documented examples thereof and the fault not being attributable to a malfunction of equipment or software other than the Products. The foregoing product warranty is in lieu of all other warranties, written or oral, express or implied (which are hereby excluded), including, but without limitation of the generality of the foregoing, the implied warranties of merchantability and fitness for a particular purpose, whether imposed by contract, statute, course of dealing, custom or usage or otherwise. The remedies under this warranty are exclusive and Synon neither assumes nor authorises anyone to assume for it any other obligation.

         (b) Except as specified in this sub-Clause 3.3 Synon shall not be liable to the Distributor (or to any Licensee or End User) in contract, tort, negligence or otherwise for any loss or damage that may arise in connection with the delivery, installation, use or performance of the Products, in excess of the amount paid therefore by the Distributor.

         (c) In no event shall Synon suffer any liability in contract, tort, negligence or otherwise arising out of or in connection with this Agreement, for any indirect, special, incidental, economic or consequential loss or damage, including, without limitation to the generality of the foregoing loss of profits, business, contracts or anticipated savings even if Synon has been advised of the possibility thereof.

         (d) The above warranty shall constitute the sole remedy of the Distributor and the sole liability of Synon whatsoever, and the Distributor hereby waives all other remedies, warranties, guarantees, causes of action or claims, express or implied, arising by law or otherwise against Synon. Nothing in this Agreement seeks to or does exclude or limit the liability of Synon for death or personal injury arising from its negligence.

         (e) Synon shall in no event be responsible or liable for modifications made to the Products, or any of them, by the Distributor or others, or for damage caused thereto by negligence, accident or improper use or installation by the Distributor or others.

         (f) Each paragraph and provision of this sub-Clause 3.3 excluding or limiting liability shall be construed separately, continuing and surviving even if for any reason one or other of those paragraphs or provisions is held inapplicable or unenforceable in any circumstances and shall remain in force notwithstanding the termination or expiration of this Agreement.

3.4      INFRINGEMENT INDEMNITY
         Synon agrees to indemnify and hold the Distributor harmless from any final award of costs and damages against a Licensee for any action based on infringement of any patent right or copyright as a result of the use of the Products under the terms and conditions specified in the Licence Agreement and under normal use; Provided that Synon is promptly notified in writing of any such suit or claim against the Distributor (to which the Distributor shall not make any admission) and Further Provided that the Distributor permits Synon to defend, compromise or settle the same and gives Synon all available information, assistance and authority to enable Synon to do so. The foregoing states the entire liability of Synon with respect to infringements of any copyrights or patents by the Products or any part thereof.

4.       UNDERTAKINGS OF THE DISTRIBUTOR

4.1      DUTIES OF THE DISTRIBUTOR
         In addition to its other duties specified herein, the Distributor agrees to use its best endeavours to promote, distribute and support the Products within the Territory as follows:

         (a) to advertise the Products in appropriate commercial advertising media to identify and contact End Users in person and by telephone and direct mailings, and to advise End Users on the specifications, selection, use, functionality and price/performance characteristics of the Products;

         (b) to provide a telephone helpline service for all Licensees during normal business hours in the Territory (Public and Bank Holidays excepted) and to provide technical support concerning the installation and operation of the Products and the identification and resolution of Product "bugs" to Licensees and to End Users evaluating the Products, and in that regard, to maintain an adequate number of experienced personnel who are properly trained to provide such support and maintenance services in the products;

         (c) to distribute the Products, Product fixes, Product enhancements and new Product releases to licensees in a timely fashion;

         (d) to maintain reasonably detailed records, including prospect records, concerning End Users, Licensees, Product licensing, financial data and such other information as Synon may reasonably request (including details of what hardware the Products are used on/with by Licensees) concerning the Distributor's performance of its duties hereunder and forthwith on having a Licence Agreement or a Maintenance Agreement signed by a customer to provide details of that Agreement to Synon in such a format as Synon shall request and such other information relating to that Agreement as Synon shall request. The provisions of this paragraph (d) shall continue for 12 months following termination or expiration of this Agreement;

         (e) to notify Synon promptly of any Product "bugs" or other unresolved technical problems arising in connection with the installation or use of the Products;

         (f) to maintain properly equipped and located premises with suitable fixtures and a competent marketing personnel dedicated to the promotion of the Products;

         (g) effectively to develop and promote the marketing the Products in the Territory and in that regard prior to the date of this Agreement in respect of the balance of that year and thereafter prior to the commencement of each calendar year in respect of the immediately following year the distributor shall submit to Synon for Synon's approval a proposed marketing plan including a forecast of sales for the immediately following calendar year.

         (h) to acquire one networked computer system on which the Products will operate and at least one copy of each of the Products for use in training personnel, conducting demonstrations of the Products and internal use by the Distributor, at the prices specified in sub-Clause 7.1(a) below. The Distributor having purchased the aforesaid one copy will be issued with up to three temporary authorisation codes to use the Products solely for the purposes of training and demonstration as aforesaid. On termination or expiration of this Agreement for whatever reason the distributor will be granted one permanent authorisation code to use the product in accordance with the standard Synon Licence Agreement (Appendix F);

         (i) to offer and provide those maintenance services set out in Appendix E in the Territory in respect of the Products, by Synon trained personnel;

         (j) to notify Synon as soon as a Maintenance Agreement is terminated or if sooner as soon as it receives notice of such termination;

         (k) The Distributor shall upon Synon's instructions and in accordance with a reasonable timescale perform National language translations for new releases of existing products and any new products to be added to Appendix A. Ownership of all translations rests with Synon in accordance with Clause 8 and the Distributor hereby assigns Synon by way of future assignment all copyright and other intellectual property rights that exist in or relate to the said translation of the software.

4.2 In connection with the foregoing the Distributor hereby specifically agrees as follows:

         (a)     Exclusive Purchasing Obligation
                 The Distributor shall not, for the entire term of this Agreement and any extension thereof, and without the express written consent of Synon, obtain the Products for distribution and sale in the Territory from anyone other than Synon.

         (b)     Competing Products
                 Neither the Distributor nor any of its Affiliates shall, during the entire term of this Agreement and any extension thereof, without the express prior written consent of Synon, either for its own account (including as a manufacturer, distributor, representative, agent or consultant) or as a partner, joint venture or shareholder (other than as a beneficial holder of not more than 5% of the voting shares or stock of a publicly traded company) in another entity, engage in the manufacture, sale, lease, marketing or distribution in the Territory of products that compete with the Products.

         (c)     Obligation to Sell
                 Distributor shall not without an objectively justified reason refuse to supply potential customers located within the Territory who cannot otherwise obtain the Products on suitable terms.

         (d)     Personnel
                 The Distributor represents that it will continue to have at all times throughout the term of this Agreement, an adequate number of properly trained and competent sales, installation and service personnel. Synon may, at its discretion, provide sales, installation and/or service training courses to assist employees of the Distributor in their sale and/or service Products. If Synon provides such training courses, the Distributor shall require its personnel performing functions covered by any training course to attend the said courses.
                 All costs or expenses incurred by the Distributor in attending or participating in such training courses shall be for the account of the Distributor. Synon shall not be liable to reimburse the Distributor or its employees for transportation or any other expenses incurred in attending such training courses.

         (e)     Stock of Products
                 Distributor shall maintain during the term of this Agreement an adequate stock of Products for sub-licensing within the Territory as agreed between the Distributor and Synon.
         (f)     Sales Quotas
                 The Distributor confirms that during the term of this Agreement, it will use its best endeavours to ensure that the sales quota set out in Appendix C is varied from time to time in accordance with Appendix C, shall be met.

         (g)     Sales Meetings
                 The Distributor shall arrange for the attendance (at its cost) of a specified number of delegates who are responsible for the performance of this Agreement at all distributor sales meetings held by Synon of which it is notified. The Distributor shall not be obliged to send a delegate to such sales meetings more than once a quarter.

                 which it is notified. The Distributor shall not be obliged to send a delegate to such sales meetings more than once a quarter.

         (h)     Promotional Material
                 The Distributor shall produce education, advertising and sales literature and brochures promoting the Products in the Territory. All such promotional material shall be disclosed to Synon for its approval prior to publication. The Distributor shall make such amendments, inclusions, deletions and variations thereto as Synon shall reasonably request and shall only publish the same with Synon's prior written approval.

4.3      STANDARD OF PERFORMANCE
         Without prejudice to the provisions of sub-Clause 4.2 the Distributor agrees to use its best endeavours to perform each of the duties described in sub-Clause 4.1 in a manner that preserves and protects Synon's business reputation and its proprietary rights in the Products.

5.       PRODUCT ORDERS

5.1      LIMITATION OF LIABILITY ETC.

         (a) The parties hereby agree that Synon shall not have any liability to Distributor or to any third party for any compensation, damages, penalties or otherwise in the event that the Distributor shall fail to submit a quotation, proposal or tender to an End User, or after submission thereof withdraws such quotation, proposal or tender, or shall refuse an order from an End User for a Product, or shall fail to deliver a Product in accordance with an End User's order and a Licence Agreement.

         (b) The Distributor agrees not to make the Products available to any End User unless and until such End User shall have executed and delivered to the Distributor a signed Licence Agreement and details thereof have been given to Synon.

         (c) The Distributor agrees not to provide or procure the provision of any maintenance services (including the provision of updates of the Products) in respect of any of the Products unless and until such party to whom such services are to be provided shall have executed and delivered to the Distributor a Maintenance Agreement and details thereof have been give to Synon.

         (d) The Distributor agrees not to enter a Maintenance Agreement with a term of over twelve (12) months duration in aggregate without obtaining the prior written consent of Synon.

5.2      DELIVERY
         Synon agrees to pay all direct costs of transporting one copy of each of the Products and copies of user manuals to the Distributor's place of business in accordance with Synon's standard operating procedures. Synon shall not bear any liability resulting from any delay in the delivery of a Product or any user manuals to the Distributor or to any End User or Licensee. Risk of loss or of damage to the Products shall pass to the Distributor when such Products are delivered to the Distributor's place of business or to such other address in the Territory as the Distributor shall request delivery to. The Distributor shall then pack the Products for despatch and arrange for such despatch (at the Distributor's cost) to Licensees. The Distributor shall insure the Products and the user manuals whilst under its control including transit to the Licensee.

5.3      TAXES AND OTHER CHARGES
         The Distributor agrees to pay, collect and remit all value-added, sales, use, withholding, and other taxes and charges, including, without limitation to the generality of the foregoing, import duties, border taxes, brokerage fees, and other import charges or expenses, imposed in the Territory in respect of the Products (other than income taxes imposed directly on Synon in the Territory). The Distributor further agrees to indemnify and hold Synon harmless against any such liabilities. In addition the Distributor shall provide to Synon all relevant withholding tax certificates within thirty (30) days of either payment of any sum due to Synon hereunder or the Distributor's receipt of such certificate from the appropriate revenue authority (if later). The provisions of this sub-Clause 5.3 and sub-Clause 5.5 shall survive termination or expiration of this Agreement.

5.4      CUSTOMS AND OTHER CLEARANCES
         The Distributor agrees to obtain at its expense all necessary customs, import and other governmental authorisations and approvals in the Territory relating to this Agreement (including, without limitation to the generality of the foregoing, foreign exchange, foreign investment and transfer of technology approvals and notifications). Synon's obligations under this Agreement shall be specifically subject to the grant and effectiveness of all necessary authorisations and approvals.

5.5      EXPORT REQUIREMENTS

         Agreement the Distributor agrees not to export or otherwise make available the Products to any third party for use outside the Territory, or to make the Products available to any third party within the Territory, if the Distributor knows, or has reasonable grounds to suspect, that such third party is planning to use or otherwise transfer the Products outside of the Territory in violation of such export laws, regulations or orders or in violation of any Licence Agreement.

5.6      NO WARRANTY OF CONTINUED AVAILABILITY
         Synon does not represent or guarantee to the Distributor the continued availability for sale of any of the Products and assumes no liability in connection with any loss or damage to the Distributor, arising out of Synon's failure to accept or fill orders of the Products due to their unavailability. Synon at its sole discretion, may at any time, change any Product or withdraw any Product from its current list of Products or limit available quantities of any product, or Products, or remove or add to the list of Products which the Distributor is authorised hereunder to distribute and support. If Synon removes from the list of Products set out in Appendix A, it shall give ninety (90) days written notice thereof to the Distributor.

6.       PRODUCT LICENSES

6.1      USE OF LICENCE AGREEMENTS
         The Distributor agrees to license the Products to End Users in the Territory only in accordance with the terms and provisions of the Licence Agreements, and to obtain Synon's prior written approval of any proposed amendment of any Licence Agreement.

6.2      USE OF MAINTENANCE AGREEMENTS
         The Distributor agrees to maintain and supply the Products in the Territory only in accordance with the terms and provisions of the Maintenance Agreements, and to obtain Synon's prior written approval of any proposed amendment of any Maintenance Agreement.

6.3      TRANSLATION OF THE LICENSE AND MAINTENANCE AGREEMENTS

         (a) Subject to the Distributor's compliance with the provisions of this Sub-Clause 6.3 the Distributor may at its expense and subject to Synon's prior written approval, translate the Licence Agreement and/or the Maintenance Agreement into such languages as may be necessary or desirable for its use in the Territory and to make such modifications as may be necessary or desirable to conform such agreement to customary commercial practices in the Territory (as reflected in licence agreements or maintenance agreements (as the case may be) commonly used in the Territory for similar computer software products).

         (b) No such translation or modification shall (i) diminish or limit any of Synon's rights (proprietary or otherwise) in the Products, (ii) diminish or limit the enforceability of such rights, (iii) convey any rights of ownership in the Products,
                 (iv) permit the use or copying of the Products except for the limited purposes permitted under the Licence Agreement, (v) permit disclosure of any proprietary information regarding the Products or (vi) permit reverse-engineering, disassembly or decompilation of the Products.

         (c) The Distributor agrees (i) to provide to Synon upon Synon's request, for review by Synon and its legal advisers copies of any such translated or modified version of the Licence Agreement and the Maintenance Agreement and copies of the literal English translations thereof and (ii) to obtain Synon's written approval thereof prior to providing copies thereof to any End User or Licensee.

         (d) In the event that any legislation or judicial or administrative action in the Territory renders any provision of a Licence Agreement or a Maintenance Agreement invalid or unenforceable, the Distributor agrees to so notify Synon in writing, and to assist Synon in appropriately modifying such agreement. The provisions of this paragraph shall survive termination or expiration of this Agreement.

6.4      ENFORCEMENT OF LICENCE AND MAINTENANCE AGREEMENTS
         The Distributor agrees to use its best endeavours to enforce each Licence Agreement and each Maintenance Agreement to the full extent of applicable law and to safeguard all rights (proprietary or otherwise) and interests of Synon in the Products. The Distributor agrees to notify Synon in a timely manner of any legal notices serviced on, or legal actions brought against, the Distributor concerning the Products or the Distributor's performance of its duties hereunder. The Distributor agrees not to institute any legal action or other proceedings with respect to a Licence Agreement or a Maintenance Agreement or the Products (or to enter into any compromise in respect thereof) without the prior written consent of Synon. The provisions of this sub-Clause 6.4 shall survive termination or expiration of this Agreement.

7.       PRICE, PAYMENT AND REPORTS

7.1      PRICE AND PAYMENT

         (a) Synon agrees to supply a demonstration and training version of each of the Products to the Distributor (in accordance with sub-Clause 4.1(h)) at no charge to supply all other copies of the Products to the Distributor at the prices specified in Appendix A Part II paragraph (a) (as varied from time to time).

         (b) The Distributor shall pay to Synon commission of all Licence Agreements and Maintenance Agreements calculated in accordance with Part II, of Appendix A.

         (c) The prices and commission (including the percentage calculation) specified in Appendix A may be changed by Synon from time to time upon giving not less than ninety (90) days prior written notice to the Distributor. All prices are exclusive of customers charges, fees and applicable taxes which shall be paid in addition.

         (d) The Distributor shall pay to Synon all amounts due under this Clause 7 not later than the twenty eighth (28th) day of the second calendar month following the calendar month in which the Distributor is invoiced for payment whether or not the Distributor has received payment from Licensees. Payment shall be deemed to be made pursuant to this Clause 7 on actual receipt of the monies due into Synon's bank account and not before. For example, a sale with an invoice date 31 December will be due for payment on 28 February.

         (e) All amounts payable by the Distributor pursuant to this Clause 7 shall be paid to Synon directly to such bank account as Synon may designate and shall be paid in sterling (or in such other currency as Synon may specify in writing from time to time). Any sum due to Synon hereunder and not paid on the due date for payment shall bear interest at the rate of five per cent above the base lending rate of Midland Bank plc (or such other UK Clearing bank as Synon may specify) from time to time, or the maximum rate otherwise permitted by applicable law, which ever shall be the lower, from the date such sum falls due for payment until the date payment is received by Synon, and shall be compounded at half yearly intervals.

         (f) In the event that the central bank or similar governing body in the Territory shall impose any restrictions preventing payment of funds due to Synon in accordance with this Clause 7, and the Distributor shall not otherwise remit such amounts to Synon, Synon may, in its discretion, terminate this Agreement pursuant to sub-Clause 10.2(f) and may instruct the Distributor to deposit such funds in a specified account of Synon in a banking institution located in the Territory.

         (g) Notwithstanding any provision of this Agreement, in the event that the Distributor shall fail to pay all amounts due to Synon hereunder within the time specified in sub-Clause 7.1(d) on two consecutive occasions, Synon shall have the right to terminate this Agreement in accordance with sub-Clause 10.2(h) as a material breach. The parties hereby agree that such action of non- payment by the Distributor would be a material breach of this Agreement.

         (h) Synon reserves the right to off-set any outstanding amounts due to the Distributor hereunder against any amounts due from the Distributor hereunder or arising from any breach by the Distributor of its duties and obligation hereunder. The provisions of this sub-Clause 7.1 shall survive termination or expiration of this Agreement.

7.2      MONTHLY REPORTS
         On the first working day of each calendar month the Distributor agrees to transmit Synon by telefax a properly completed sales report in a form supplied by Synon from time to time setting forth such information concerning the licensing of the Products and names of Licensees as Synon may request and including a six monthly sales forecast. Such sales reports shall set out what the Distributor believes to be the number of Licence Agreements and Maintenance Agreements to be signed up during that six month period. The type of information required by Synon for completion by the distributor is set out at Appendix D, and is subject to variation and change by Synon from time to time. The Distributor shall use its best endeavours to ensure the accuracy of the information given to Synon in each of these reports.

7.3      ACCOUNTS
         The Distributor shall provide to Synon each year a copy of its audited annual accounts within one month of the audit report being signed by its auditors. If the Distributor does not have audited accounts it shall in each 12 month period from the date of this Agreement supply to Synon a copy of the management accounts it does have for the previous 12 month period, and the Distributor shall ensure that such accounts shall represent a true and fair view of the Distributor's business.

7.4      REFERENCES
         The Distributor hereby authorises Synon to apply to any of its banks, (as Synon shall decide from time to time), to obtain references in respect of the financial standing of the Distributor. The Distributor shall give written notice to Synon as soon as it changes any bank with whom it does business.

7.5      REVIEW OF RECORDS
         Synon shall have the right at any time during the term of this Agreement, directly or through an independent third party, upon thirty
         (30) days' prior written notice to the Distributor, to conduct a review at the Distributor's principal business offices of the Distributor's books and records relating hereto and to make copies thereof at Synon's expense. If the results of such a review shall disclose a deficiency in amounts payable by the Distributor to Synon in excess of five percent (5%) of the amounts actually paid or reported as being payable to Synon hereunder for any period which is so reviewed, then the Distributor shall promptly reimburse Synon for the entire cost of such review, including, but not limited to, professional fees and travel and lodging expenses. The provisions of this sub-Clause 7.5 shall survive for the period of twelve (12) months following termination or expiration of this Agreement.

7.6      LETTER OF CREDIT
         Synon reserves the right, at any time during the term of this Agreement, to request that the Distributor provide an open letter of credit to Synon in respect of maximum estimated sums due to Synon hereunder during the immediately following twelve (12) month period and thereafter for each consecutive twelve (12) month period of this Agreement (or part thereof). The Distributor shall, within ten (10) days of receiving such request in writing procure, at its cost, the provision of such letter of credit from such bank as Synon shall specify (acting reasonably) and for such sum as Synon shall specify, (acting reasonably), to be a predetermined estimate of maximum sums due to it hereunder during that immediately following twelve (12) month term (or part thereof as the case may be).

8.       TRADE SECRETS AND PROPRIETARY INFORMATION

8.1      PROPRIETARY NAME OF PRODUCTS

         (a) The Distributor acknowledges that the Products are proprietary in nature, that Synon owns all trade secret, copyright, trademark and patent rights granted by law therein, and that Synon neither grants nor otherwise transfers any rights of ownership therein to the Distributor. The Distributor agrees not to duplicate or otherwise reproduce any Product or any Documentation in whole or in part save as authorised in writing by Synon for distribution pursuant to Licence Agreements or Maintenance Agreements. The Distributor further agrees to take all reasonable steps to ensure that no unauthorised persons shall have access to any of the Products and that all authorised personal having access to the Products shall refrain from any such disclosure, duplication or reproduction except to the extent reasonably required in the performance of the Distributor duties under this Agreement. All officers, employees and agents of the Distributor having access to any of the Products must be subject to nondisclosure or similar agreements consistent with the Distributor's obligations hereunder, which the Distributor agrees to enforce to the full extent of applicable law. If, pursuant to this Agreement, the Distributor does copy the Products or the Documentation it shall ensure that all proprietary notices of Synon are shown on such copies.

         (b) The Distributor shall not, directly or indirectly, register, apply for registration or attempt to acquire any legal protection for the Products or any proprietary rights therein in its own name or take any other action which may adversely affect Synon's right, title or interest in or to the Products.

         (c) The Distributor shall promptly notify Synon as soon as it becomes aware of any breach by any third party of any of Synon's intellectual property rights in any of the Products or the Documentation or any unauthorised use of any of the Products.

         (d) In the event of a breach by the Distributor or any of its officers, employees or agents of its or their obligations under this Clause 8 or if the Distributor at any time challenges, directly or indirectly, the right, title or interest of Synon in and to any of the Products or the validity or enforceability of Synon's claimed rights therein under applicable law Synon may immediately terminate this Agreement without liability to the Distributor by giving written notice to the Distributor. In addition Synon may bring an appropriate legal action in respect of any such breach or challenge (as the case maybe), and shall be entitled to recover from the Distributor its legal fees and costs in addition to other appropriate relief.

8.2      NO PRODUCT MODIFICATIONS
         The Distributor shall not have the right under this Agreement or otherwise to receive the source code to any of the Products. The Distributor agrees not to modify or alter, or attempt to modify or alter, any of the Products or the Documentation without the prior written authorisation of Synon. In the event that the Distributor makes any modification or alteration, the Distributor shall promptly deliver and assign the same to Synon and the Product or Documentation as modified or altered shall be and shall remain the sole and exclusive property of Synon but Synon shall thereupon grant a non-exclusive licence to the Distributor for it to use the modification or alteration for the purposes of its business.

8.3      CONFIDENTIAL INFORMATION
         The parties agree that all information furnished by Synon to the Distributor hereunder, in whatever form, except promotional and advertising material, is Confidential Information. The Distributor agrees that it will use all Confidential Information disclosed to it by Synon only in furtherance of its performance hereunder, and for no other purpose. Except as provided above, the Distributor agrees that it will not disclose Confidential Information to any other person or entity without the express prior written consent of Synon. The Distributor agrees that it will protect the confidentiality of Confidential Information with the same degree of care with which it protects its own Confidential Information.

8.4      OWNERSHIP OF CONFIDENTIAL INFORMATION
         All Confidential Information furnished to the Distributor hereunder (including all copies thereof) is and shall remain the property of Synon and shall be returned to or otherwise disposed of as instructed by Synon promptly upon demand or upon the termination or expiration of this Agreement.

8.5 The provisions of this Clause 8 shall survive termination or expiration of this Agreement.

9.       USE OF TRADE NAMES AND TRADEMARKS

9.1      SCOPE OF USE

         (a) The Distributor hereby acknowledges the validity and Synon's ownership of Synon's Trademarks throughout the world, whether or not registered. The Distributor further acknowledges that, except as provided herein or as otherwise expressly provided in writing, (i) it has no rights or interest of any kind in or to Synon's Trademarks, including, without limitation to the generality of the foregoing, the name "SYNON/2", (ii) it shall acquire no rights or interest therein by virtue of this Agreement or the performance by the Distributor of its duties and obligations hereunder, and (iii) it will not assert any rights or interests therein by virtue of the rights granted to the Distributor hereunder. The provisions of this paragraph shall survive termination or expiration of this Agreement.

         (b) Synon hereby grants to the Distributor during the term of this Agreement the non-exclusive, limited right to use the proprietary Product names and marks in marketing the Products in the Territory pursuant to this Agreement. All rights arising from such use by the Distributor shall inure to Synon. Notwithstanding the foregoing, the Distributor shall be prohibited from using the name "SYNON", any of the Product names or marks, or any confusingly similar name or symbol, in whole or in part with any products other than the Products. Synon makes no warranty, express or implied, as to the use or validity of such marks.

         (c) The Distributor shall identify Synon as the owner of the Trademarks in all Documentation and Product advertising and it shall specify (in such form as Synon shall approve). Products are licensed products of Synon. Synon reserves the right to approve all advertising and marketing materials of the Distributor, inter alia, to ensure the proper use of the Trademarks. The Distributor's rights hereunder shall continue only during the term of this Agreement and, upon termination or expiration of this Agreement, the Distributor shall cease to use such Product names or any marks or variants sounding like or appearing to be similar thereto.

         (d) The Distributor shall not remove, alter or obliterate, or cause to be removed, altered or obliterated, any trademarks, trade names, copyright or other symbols placed upon Products or Documentation delivered to the Distributor, provided, however, that the Distributor may apply its own name and address to the packaging of the Products.

9.2      PROTECTION AGAINST INFRINGEMENT

         (a) The Distributor agrees to inform Synon promptly of all legal requirements for protecting the proprietary rights of Synon in and to the Products in the Territory, and agrees to cooperate fully with Synon in protecting the Products from infringement.

         (b) The Distributor agrees to report to Synon any known uses by third parties in the Territory of marks or trade or product names similar to the marks and trade and product names of Synon. The Distributor agrees to assist Synon in enforcing or obtaining protection of such items in the Territory and acknowledges that Synon shall have the sole right to bring a legal action or suit for infringement thereof.
         (c) The provisions of this sub-Clause 9.2 shall survive termination or expiration of this Agreement.

9.3      REGISTRATION OF TRADEMARKS
         Unless prior registration of any Trademark is required by the laws of the Territory as a prerequisite for importation of the Products, Synon reserves the right to decide where and when to apply for the registration of the Trademarks in the Territory. Any trademark registration shall be in the name and for the benefit and the account of Synon.

10.      TERM AND TERMINATION

10.1     TERM OF AGREEMENT
         The term of this Agreement shall commence on the date hereof and shall continue for the period of five (5) years terminating at 12 noon London local time on the fifth anniversary hereof unless prior to that date it is terminated by either party giving to the other not less that ninety (90) days notice in writing of termination of such notice to expire on the third, fourth or fifth anniversary date of the date of this Agreement.

10.2     TERMINATION BY SYNON

         Notwithstanding the provisions of sub-Clause 10.1 Synon may terminate this Agreement, in while or in part as provided below, at any time after the occurrence of any of the following events upon not less than ten (10) days' prior written notice thereof to the Distributor (or such other period of notice specified below):

         (a) The Distributor fails in any two consecutive quarters to meet the sales quota for those quarters notified to the Distributor in accordance with Appendix C. In the vent that Synon chooses to exercise its right to terminate the Distributor's rights in respect of one or more but not all of the Products or in respect of one or more parts of the Territory, written notice must be given to the Distributor at least one hundred and eighty (180) days before the effective date of any such partial termination of Product distribution rights;

         (b) forthwith on notice to the Distributor if it becomes or is declared insolvent or otherwise unable to pay its debts as they become due;

         (c) forthwith on notice to the Distributor if it enters into or proposes a voluntary arrangement or composition with its creditors or shall cease or threaten to cease to carry on its business or substantially the whole of its business;

         (d) forthwith on notice to the Distributor if it shall have a receiver or an administrative receiver appointed to its undertaking or any of its assets or shall become subject to an administration order or shall enter into liquidation whether compulsory or voluntary or pass a resolution for its winding-up (other than for the purpose of a bona fide scheme of solvent amalgamation or reconstruction where the resulting entity assumes all of the obligations of the Distributor), or shall, if an individual be made or declared bankrupt or commit any act of bankruptcy (of if a partnership any one of the partners shall commit such an act) or shall be the subject of any equivalent or similar or analogous provision or arrangement or appointment or any analogous step is taken in connection with the Distributor's insolvency, bankruptcy or dissolution, applicable to the laws and regulations in the Territory, or the country in which the Distributor is incorporated or established or carries on business;

         (e)     there is a Change of Control of the Distributor;

         (f) the central bank or similar governing body in the Territory imposes a restriction preventing the Distributor from making payment of funds payable to Synon hereunder for a period in excess of three (3) months;

         (g) forthwith on notice to the Distributor if it assigns or transfers the Agreement, or any of its rights or obligations hereunder or purports or attempts to do so without Synon's prior written consent;

         (h) forthwith on notice to the Distributor if it breaches any provision of this Agreement that Synon considers to be material (acting reasonably in all the circumstances);

         (i)     in accordance with sub-Clauses 8.1(d) and 2.2

10.3     ACTIONS FOLLOWING TERMINATION

         (a) In the event of the termination of this Agreement, whether by the expiration of the original or any extended term hereof or otherwise, the Distributor agrees promptly (i) to provide Synon with all outstanding reports and payments due to Synon pursuant to Clause 7 or otherwise pursuant to this Agreement, (ii) cease holding itself out as having any connection with Synon or the Products (other than as provided in paragraph (b) below);
                 (iii) in the event of termination pursuant to sub-Clause 10.2(b), (c) or (d) to assign, and do all that is necessary to procure the assignment, to Synon or as it may direct all Licence Agreements and Maintenance Agreements and (iv) to report to Synon in reasonable detail the status of all discussions and negotiations with End Users and all services which the Distributor is obliged to provide to such End Users and Licensees with respect to the Products.

         (b) Subject to paragraph a) above in respect to Maintenance Agreements already entered at the date of termination or expiration of this Agreement the Distributor shall continue to provide maintenance services in accordance with this Agreement until the expiration of the then existing term of the Maintenance Agreement. At the end of each such Maintenance Agreement the provisions of this sub-Clause 10.3 shall apply in respect of the Products the subject of the Maintenance Agreement.

         (c) In the event of expiration or termination hereof, all of the Distributor's rights hereunder to promote, distribute and support the Products, and to use the Product names and identifying marks, shall automatically terminate and the Distributor shall cease any use thereof (save as may be agreed in writing with Synon for the purpose of the Distributor complying with paragraph (b) hereof). The Distributor agrees to return to Synon all Products, marketing materials and other information of Synon in any form (proprietary or otherwise) in the Distributor's possession or under its control or, with the prior written consent of Synon, to destroy the same, and in either case to certify in writing to Synon that such actions have been taken.

         (d) Following the effective date of termination or expiration of this Agreement the Distributor shall remit forthwith Synon all sums due to it herein. In the vent that the Distributor shall fail to assign to Synon or as it may direct all Licence Agreements immediately following such termination date (in the even of termination being pursuant to sub-Clauses 10.2(b), (c) or (d), Synon shall (directly or through its authorised representatives), (i) be entitled to deal with such End Users and Licensees, and (ii) be subrogated to the Distributor under all Licence Agreements.

         (e) In connection with any termination of this Agreement, the parties agree to cooperate fully and to provide promptly all information necessary or useful relating hereto. At any time for twelve (12) months following the termination or expiration of this Agreement Synon shall have the right, directly or through an authorised representative, to review the books and records of the Distributor (including prospect records) relating to this Agreement and to make copies thereof at Synon's expense. If the results of such review shall disclose a deficiency in amounts payable by the Distributor to Synon in excess of five per cent (5%) of the amounts actually paid or reported as being payable to Synon hereunder for any period so reviewed then the Distributor shall promptly reimburse Synon for the entire cost of such review in accordance with sub-Clause 7.5.

         (f) The provisions of this sub-Clause 10.3 and the sub-Clause 10.5 shall survive termination or expiration of this Agreement.

10.4     CONTINUING OBLIGATIONS
         Expiration of the original or any extended or renewed term hereof or any other termination of this Agreement shall be without prejudice to any rights or obligations of the parties hereto which have accrued prior to such expiry or termination and shall not affect any provision of this Agreement which is expressly or by implication provided to come into effect on or to continue after such expiry or termination.

10.5     LIABILITY ON TERMINATION
         Synon shall not be liable to the Distributor, as a result of any termination of this Agreement, with or without cause, and shall not otherwise have any obligation (statutory or otherwise) to compensate or reimburse the Distributor for any claims or damages whatsoever (including, but not limited to, termination indemnities, lost revenues or profits, the Distributor's expenditures, investments, leasehold or employment obligations or other continuing commitments of the Distributor). The Distributor specifically (i) waives all compensation and damages, whether direct, consequential or otherwise, to which it may otherwise have a right under applicable law in the Territory; (ii) agrees to indemnify and hold Synon harmless from and against all claims of the employees and agents of the Distributor for compensation or severance, disability, social security or similar payments; and (iii) agrees not to register as the agent or distributor of Synon in any jurisdiction within the Territory without the prior written consent of Synon.

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
10.6     GOODWILL
         The Distributor acknowledges and agrees that any and all goodwill associated with the promotion, distribution and support of the Products in the Territory shall accrue directly to the benefit of Synon and shall be the sole and exclusive property of Synon.

11.      INDEMNIFICATION
         The Distributor shall indemnify and hold Synon and its Affiliates harmless from and against any and all claims, liability, costs and expenses (including legal fees) arising out of (a) the improper installation, support or maintenance of the Products by the Distributor or its employees, (b) any misrepresentations by the Distributor or its employees in respect of the Products, (c) any breach by the Distributor of any of the provisions of this Agreement or (d) any negligent, wrongful or intentional acts or omissions on the part of Distributor or its employees. The provisions of this Clause 11 shall survive termination or expiration of this Agreement.

12.      FORCE MAJEURE

12.1 Neither Synon nor the Distributor shall be liable for failure to perform any obligation under this Agreement if the failure is caused by war, insurrection, riot, fire, explosion, flood, strike, lock-out, injunction, inability to obtain fuel, power, raw materials, labour, containers or transportation, accident, malfunction of machinery or apparatus, national defence requirements, acts or regulations or national or local governments, denial of export or import licenses, or act of God, or any other cause beyond the control of the party.

12. Notwithstanding the foregoing, the occurrence of a force majeure event or condition described in sub-Clause amounts then due and owing to Synon pursuant to the terms of this Agreement.

12.3 The Party claiming relief pursuant to sub-Clause 12.1 shall promptly notify the other Party in writing of the facts indicating the existence of any force majeure event or condition and the relief claimed. The Parties agree to use all reasonable endeavours to overcome such conditions. Sub-Clause 12.1 shall not relieve any Party of its obligation to perform its part of this Agreement at such time and to such extent as may be possible subsequent to the occurrence of the events or conditions described in sub-Clause 12.1 and within reasonable time thereafter. Should such event or conditions continue unabated despite the parties' reasonable endeavours to overcome them for three (3) months from the date of notice given pursuant hereto, then the party receiving such notice shall have the option to terminate this Agreement without liability to the other party for the consequences of such termination by giving written notice.

13.      GENERAL PROVISIONS

13.1     ASSIGNABILITY

         (a) Subject as provided in sub-Clause 13.1(b) the Distributor shall not sell, assign, transfer convey, delegate or encumber its duties and obligations hereunder, or any rights or interests hereunder, and the Distributor shall not suffer or permit any voluntary assignment or transfer or encumbrance thereof, by operation of law or otherwise, without the prior written consent of Synon.

         (b) The Distributor shall not without the prior written consent of Synon or as provided in this Agreement employ sub contractors; if with such consent or as provided in this Agreement it does so, every act or omission of the sub contractor shall for the purposes of this Agreement be deemed to be the act of omission of the Distributor.

         (c) Synon reserves the right to assign or transfer this Agreement or any of its duties, obligations, rights or interests hereunder, to any direct or indirect subsidiary or Affiliate of Synon or a subsidiary of such Affiliate of Synon.
13.2     NOTICES
         All notices, requests, reports, submissions and other communications permitted or required to be given under this Agreement shall be in the English language, and shall be deemed to have been duly given if such notice or communication shall be in writing and sent by personal delivery or by airmail, telex, facsimile transmission (in both cases, if a hard copy is also sent by airmail) or other commercial means of rapid delivery, postage or costs of transmission and delivery prepaid, to the parties at the following addresses until such times as either party hereto shall give the other party hereto not less than ten (10) days' prior written notice of a change of address in accordance with the provisions hereof:

If to Synon:                      Mr Victor Bhalla
                                  Synon Europe Ltd.
                                  91 St Paul's Road
                                  London N1 2YU
                                  Tel:  0171 226 5164
                                  Fax:     0171 226 1259

If to the Distributor:            Mr Klaus Maerz
                                  CGI Informatik GmbH
                                  Hardt 9-11
                                  40764 Langenfeld
                                  Tel:     02173 9080
                                  Fax:     02173 908 122

13.3     NO IMPLIED WAIVERS
         The failure of either party to exercise any right or option it is granted herein, or to require their performance by the other party hereto of any provision of this Agreement, shall not prevent a subsequent exercise or enforcement of such provisions or be deemed a waiver of any subsequent breach of the same or any other provision of this Agreement.

13.4     MODIFICATION OR AMENDMENT
         Except to the extent and in the manner specified in this Agreement, any modification or amendment of any provision of this Agreement must be in writing and bear the signature of the duly authorised representatives of both parties.

13.5     LANGUAGE
         The language of this Agreement is expressly stipulated to be the English language. In the event that this Agreement shall be translated into one or more other languages, the English language version of this Agreement shall be the governing version for purposes of interpreting and enforcing this Agreement. All Products, Documentation and technical assistance to be provided hereunder by Synon shall be in the English language unless otherwise agreed between the parties. In the event that the applicable law of the Territory shall require this Agreement to be governed by such law or shall require any of the foregoing items to be in a language other than English language, the Distributor shall promptly notify Synon and, subject to the provisions of this Agreement, shall undertake to comply therewith in a manner satisfactory to Synon.

13.6     CONFORMITY WITH LOCAL LAWS
         The rights and obligations of the parties hereunder are subject to all applicable laws, orders, regulations, directions and restrictions of the various governmental authorities having jurisdiction over the parties. In the event that any of the foregoing (excluding a law, order, regulation, direction or restriction of the European Commission) shall result in a modification or alteration of this Agreement, either party hereto may request that this Agreement be modified with respect thereto, to the reasonable satisfaction of the parties hereto, and the parties shall so amend this agreement. If such modification amounts to a material amendment or variation to this agreement either party hereto may, in its sole discretion, terminate this Agreement on ten (10) days prior written notice.

13.7     PRIOR AUTHORISATION
         If any notification or approval of any governmental or other authority in the Territory is required prior to, or following, the execution of this Agreement (or any Licence Agreement or Maintenance Agreement) the Distributor agrees to notify Synon promptly of such requirements and to comply fully therewith. In the event that (a) any such authority shall require the parties to amend this Agreement as a condition precedent to such approval or (b) any such approval shall not be received within one hundred twenty (120) days following submission of a written request for such approval, either party may terminate this Agreement without liability except with respect to any prior breach to the other party upon thirty (30) days' prior written notice to such party. All monies due to Synon shall be paid in accordance with Clause 10.3(a) and all other actions following termination shall apply.

13.8     DEEMED AMENDMENT
         If any term or provision or any part thereof (in this sub-Clause 13.8 called the offending provision) contained in this Agreement shall be declared or become unenforceable, invalid or illegal for any reason whatsoever including but without derogating from the generality of the foregoing a decision by any competent domestic or European Economic Court, the European Commission, domestic or European Community law, the other terms and provisions of this Agreement shall remain in full force and effect as if this Agreement had been executed without the offending provision appearing herein and with any required amendment and any offending provision shall thereupon cease to have effect. At the request of Synon the Distributor shall assist Synon and provide all necessary information and support to Synon for the purpose of making an application to the European Commission for negative clearance of this Agreement pursuant to Article 2 of Council Regulation No. 17 or for notification of this Agreement with a view to obtaining exception under Article 85(3) of the Treaty of Rome. Furthermore the distributor agrees to Synon making such amendments to this agreement as it considers necessary to obtain such negative clearance or exemption or any comfort letter in relation thereto and shall thereby be bound by any such amendments.

13.9     PUBLICITY
         The Distributor shall not publicise or disclose to any third party by other means any of the terms or provisions of this Agreement, or the discussions relating thereto, without the prior written consent of a duly authorised officer of Synon, except as required by law.

13.10    SEVERABILITY
         If any provision of this Agreement is determined by a court of competent jurisdiction to be in violation of any applicable law or otherwise invalid or unenforceable, such provision shall to such extent as it shall be determined to be illegal, invalid or unenforceable under such law be deemed null and void, but this Agreement shall otherwise remain in full force and effect.

13.11    ENTIRE AGREEMENT
         This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and merges all discussions between them and supersedes and replaces any and every other agreement which may have existed between Synon and the Distributor to the extent that any such agreement relates or related to the establishment of any arrangement for the distribution, marketing, sale or support of any of the Products. Each of the parties acknowledges that, in entering into this Agreement, it does not do so on the basis of and does not rely on, any representation, warranty or other provision except as expressly provided herein, and all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

13.12    PROPER LAW AND JURISDICTION
         The validity of this Agreement and the rights, obligations and relations of the parties hereunder shall be construed and determined under and in accordance with the laws of England and each party hereby agrees to submit to the jurisdiction of the English Courts.

13.13    COUNTERPARTS
         The Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original but which together shall constitute one and the same instrument.


IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorised representatives the day and year first above written.

         SIGNED BY:       /s/  D. MOORE   for and on behalf of SYNON
                    ---------------------
         Print Name: D. Moore
                    ---------------------

                          in the presence of:
                                     [SIG]
                                  ----------------------------

Witness Name:

Witness Signature:

Witness Address:

Witness Occupation:


         SIGNED BY /s/ [SIG]                for and on behalf of the DISTRIBUTOR
                  -------------------------
         Print Name:  [ILLEGIBLE]
                    -----------------------

                          in the presence of:

Witness Name:             [SIG]
                     -------------------------------

Witness Signature:        [SIG]
                     -------------------------------

Witness Address:          [ILLEGIBLE]
                     -------------------------------

Witness Occupation:       Sales Mgr.
                     -------------------------------

APPENDIX A

PART I - THE PRODUCTS



LICENCE SALES:  Trials, Rental, Sales and Upgrades

Synon/1E                  -       AS/400 Based CASE Tool Utilities
Synon/2E                  -       AS/400 Based CASE Tool
Synon/CSG and CSD         -       Client Server Generator and Driver for both Microsoft Windows and IBM OS/2
Synon/Gateway             -       Bi-directional Import/Export Bridge for Synon/2E
Synon/1M                  -       Change Management
Synon/CM                  -       Change Management and Version Control with full Synon/2E Integration
Synon/RW                  -       AS/400 Based Report Writer
Synon/Open                -       Synon/2E UNIX Generators for Hewlett Packard HP9000 and IBM RS/6000
SILVERRUN                 -       Upper/CASE Tool for Microsoft Windows, IBM OS/2, and Apple MacIntosh
Synon/PE                  -       Synon/2E Performance Expert Product
Synon/Translator          -       Translation Product
Obsydian                  -       Object Engineering Microsoft Windows 3.1 Based CASE Tool
Obsydian Generators       -       For IBM AS/400, Hewlett Packard HP9000, IBM RS/6000 and Microsoft NT

In each case including supporting documentation but excluding source code.


MAINTENANCE

The distributor shall offer related maintenance services for all the products listed above.

Synon reserves the right to add to or delete from the list of products which are the subject of this distribution agreement in accordance with sub-Clause 5.6

PART II - PRICE SCHEDULE
(a) The current licence fees and maintenance fees on which all commission payable to Synon shall be calculated are as enclosed. All prices are expressed in Deutschmarks and these prices may be changed by Synon in accordance with Clause 7.1(c).

         Such fees are subject to variation from time to time at the sole discretion of Synon and any such increases shall be notified to the Distributor by Synon in writing in accordance with sub-Clause 7.1.

(b) The commission payable to Synon by the Distributor (or vice versa) under this Agreement shall be calculated as follows, except in years one and two where the Document of Understanding will rule:

         i) If the Distributor shall enter a Licence Agreement and install the software pursuant thereto - [ ]* of Synon's then current licence fee.
         ii) The Distributor shall pay to Synon [ ]* of Synon's then current annual maintenance fee for each Maintenance Agreement it shall enter, and [ ]* of Synon's then current maintenance fee on each renewal of such maintenance agreement, provided Synon has not received prior written notice of termination of any such agreement.

(c) The Distributor is not in any way restricted or limited to licence the Products at the fees listed in paragraph (a) above. Those are the fees (as amended from time to time) on which Synon's commission shall be calculated in accordance with this Appendix.

(d) If there is an MAI agreement with IBM in force in the territory or if Synon pays a royalty to any third party for distribution rights of any product [ ]*. If the distributor is to make the payment then it warrants that it will pay IBM or any third party in accordance with its terms and Synon will invoice the distributor at the appropriate share of the price schedule, less Synon's share of the MAI or other third party royalty. This shall only apply to products covered by MAI or third party royalty agreements. [ ]*

         If Synon is to make the payment then Synon will invoice the distributor at the appropriate share of the price schedule plus the distributors share of a MAI or other third party royalty agreement. This shall apply to products covered by the MAI or other third party royalty agreements. [ ]*


* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

APPENDIX B


THE TERRITORY                     GERMANY

APPENDIX C


SALES QUOTA


(a) Synon shall, prior to each calendar year consult with the Distributor to try and agree the sales quota for each 3 month period of the immediately following 12 month period. If agreement cannot be reached between the parties prior to the commencement of each calendar year Synon shall specify the sales quota, for the twelve month period aforesaid, and give written notice thereof to the Distributor, and such specified quota will be the sales quota for the purposes of this Agreement for that next following calendar year.

(b) The sales quota for the remainder of the first calendar year or remainder thereof shall be:


                                                   SYNON SHARE OF
                                                   INVOICES LICENCE
                                                   FEES
                                                   ----------------
                                                   UK Pound


January - March

April - June

July - September

October - December
                                                   -----
Total for the Calendar Year                         [ ]*
                                                   =====


* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

APPENDIX D


FORM OF CURRENT REPORTS


The following information should be provided on a monthly basis in accordance with Clause 7.2: -

         - Six month forecast on a month by month basis of licence sales and maintenance (split by new and renewal)

         -       Six month prospect list

         -       Proposed marketing activity

         -       Maintenance cancellations

Any substantial variances between the forecast and the sales quota (Appendix C) should be explained.

APPENDIX E


THE MAINTENANCE SERVICES


         Firstline telephone support during normal business hours (excluding public holidays)

         Delivery of new releases and bug fixes of the software and associated documentation to end users provided they have a current maintenance contract.

         Liaison with Synon over the correct of program faults which have been reported by an end user.

         Synon may vary the Maintenance Services to be provided by the Distributor in accordance with sub-Clause 4.1(i) by giving ten (10) days written notice to the Distributor.

APPENDIX F

FORM OF LICENCE AND MAINTENANCE AGREEMENTS




                        As supplied by Synon Europe Ltd.

                        DOCUMENT OF UNDERSTANDING (DoU)
                                   Version 2

PREAMBLE

Synon Deutschland GmbH will appoint CGI INFORMATIK GMBH to be their Distributor in Germany for a minimum period of three years from the date of signature of this agreement.

A Non-Exclusive International Distributor Agreement will be signed between Synon Deutschland GmbH and CGI INFORMATIK GMBH. This Document of Understanding will be additional to that Agreement and will affect the first two years of its operation only.

CGI INFORMATIK COMMITMENTS

To recognise that Synon Deutschland GmbH is transferring the valuable asset of a going concern with a substantial customer base and an assured revenue stream, CGI INFORMATIK will commit: -

1.0      PEOPLE FOR YEAR END 1996

         1.1     SALES

                 Three sales executives, dedicated to Synon software sales, will be trained and in territory by the end of 1996. One software engineer will be assigned full-time to each sales executive.

         1.2     NOTE

                 To achieve 1996 goals, see Appendix 1, a minimum of two sales executives and two software engineers should be trained and in territory by the end of March 1996.

         1.3     POST-SALES

                 Three staff will be assigned to first level support on the helpdesk. Two teachers/trainers will be assigned for training customers on all Synon products released for the German market.

         1.4     MARKETING

                 Sufficient funds will be committed to execute marketing programs to achieve revenue objective.


                             SYNON/CGI CONFIDENTIAL

2.0      GUARANTEE OF 1996/97 ROYALTIES FOR SYNON EUROPE LTD

         2.1 CGI INFORMATIK will guarantee Synon Deutschland GmbH a minimum royalty in 1996 of [ ]*. This is calculated from the 1996 projected figures in Appendix 1. [ ]*

                 This can be achieved in several ways:

         [ ]*

         [ ]*

         [ ]*

                 This can be achieved:

         [ ]*

         [ ]*

3.0      PERFORMANCE INCENTIVES

         1996 and 1997

         [ ]*

         [ ]*

         [ ]*


                             SYNON/CGI CONFIDENTIAL



* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

4.0      MARKET SEGMENTS

         AS/400 and RS/6000
         CGI INFORMATIK will market, sell and support Synon products in the AS/400 and RS/6000 markets in Germany. Neither Synon Europe nor Synon Deutschland have plans to appoint another distributor in this market sector but reserves the right to deal direct with any organisation in the sector, especially software and services companies, which decide not to licence Synon software from CGI. In these cases all sales and support will be from Synon Europe. We expect these situations to be few in number and will work with CGI to avoid the need for any such action.

         HP/UX and NT
         CGI will be entitled to market, sell and support all the Synon products made available to the German market. However, Synon Deutschland GmbH will have the right to appoint other distributors or agents for the HP/UX and Microsoft NT environments.

         For the duration of this agreement CGI shall not offer Complementary Marketing Agreements to any of the following companies for the AS/400 market; Progress, Lansa, JBA, Powersoft, Gupta.

         If such an agreement is made by CGI with the above companies, Synon reserves the right to appoint other distributors for the German AS/400 and RS 6000 markets.

5.0      CONTRACT TERM

         The term of the contract will be a minimum of three years from the date of signature, after which it will be renewable as stated in clause 10.1 of the International Distribution Agreement.

6.0      TRANSFER STRATEGY

         All Synon Deutschland employees and those of Synon Europe working in Germany will get an offer from CGI for suitable employment under CGI INFORMATIK terms and conditions from the date of this contract. CGI will make the payments for all the costs caused by their transfer to CGI and for the costs of terminating those who are unwilling to be transferred. This costs are calculated in the one-time costs of 375 K Pound and all payments will be seen as payments to SYNON and quoted at 100%.

         The same procedure is planned for all fixed assets and leasing or renting agreements which are also calculated in the one-time cost (see attached list).

7.0      SOFTWARE AND SERVICE COMPANY CONFLICT

         We do not expect there to be any problems with the above companies, but if a conflict should arise and if the company concerned asks to deal direct with Synon Europe Ltd, then it shall be able to do so.


                             SYNON/CGI CONFIDENTIAL

8.0      ANNOUNCEMENT PLAN

         INTERNAL
         - 2nd week of January 1996 (assuming this agreement is signed by 12.01.96).
         -       Distributor Kick-Off for Synon Europe Ltd in mid-January 1996.

         EXTERNAL
         -       Common letter to Users in January 1996
         -       Kick-Off User meeting in 1st Quarter 1996.
         -       Press Releases.
         -       Road Shows in IBM Branch offices.

9.0      SYNON MAINTENANCE AGREEMENTS

         Maintenance agreements that are transferred to CGI under the terms of this agreement and all those agreements signed by CGI as Synon's distributor shall revert to Synon at the end of this agreement unless extended or whenever the terms of this agreement are breached.

10.0 INITIAL INVESTMENT FOR CGI INFORMATIK'S SERVICES & APPLICATIONS DEVELOPMENT BUSINESS

         CGI INFORMATIK will licence the date of this contract for use in its professional services and application development business but not for resale a 15 pack of Obsydian with three generators per seat (one AS/400 client server, one 5250 and one ODBC), plus one NT Generator, plus one HP/UX generator, plus Import Facility plus DB2/400 import plus Application Framework Class Library. The price list for such software is [ ]* which after CGI's discount would reduce to [ ]*. It is further agreed to reduce the price by the [ ]* giving the final price of [ ]*. Upgrades for these seats will be charged at [ ]*. Additional copies for sales demonstrations and customer support will be provided at no charge.

11.0     Exceeding the estimated existing maintenance
         [ ]*

12.0     Collecting receivables
         SYNON Deutschland will be responsible for collecting all receivables due as of the date of the agreement between us.

13.0     Licence or service backlog
         [ ]*

                             SYNON/CGI CONFIDENTIAL

                                                                     Page 4 of 6
* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[ ]*



                             SYNON/CGI CONFIDENTIAL

* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Pound  375 K one-time costs

Space                     Pound  50 K

Fixed assets              Pound  70 K

Leases                    Pound  25 K

Professional fees         Pound  15 K
                          -----------
                          Pound  160 K


Staff costs               Pound  215 K
                          -----------
                          Pound  375 K




CIG INFORMATIK GMBH                                         SYNON EUROPE Ltd.


         [SIG]                             26/1/96  /s/ DUNCAN MOORE
--------------------------------           -----------------------------------
Date                                       Date         Duncan Moore



                                                                     Page 6 of 6